ASSIGNMENT OF LEASES



      Angeles Income Properties, Ltd. V, a California limited partnership (Assignor), in consideration of the sum of One Dollar ($1.00) and other good and valuable consideration to it in hand paid by Angeles Mortgage Investment Trust, a California business trust (Assignee), does hereby sell, assign, transfer, set over, and convey unto Assignee, its successors and assigns, forever, any and all leases and tenancies pertaining to that certain shopping center property located at 7920-7990 University Avenue, Fridley, Minnesota 55432, the legal description of which is Lots 4, 5, 6, 7 and 8, Block 3, University Industrial Park, Anoka County, Minnesota, for the period and subject to the rents and conditions in said leases contained, together with all the rights, title, and interest of Assignor in and to said land and the buildings and improvements thereon.

      Assignor warrants and represents that the only persons or entities having rights to occupancy of any portion of the said land, building and improvements are those tenants listed on Exhibit A attached hereto and that the lease agreements pursuant to which said tenants occupy said property and all amendments thereto are described on said Exhibit A and that there are no oral agreements modifying, altering or extending the terms thereof.

      Assignor does hereby covenant with Assignee that Assignor is the owner of said leases, tenancies and leasehold interests and the said buildings and improvements and has good right to sell and convey the same as aforesaid, subject to any liens and encumbrances of record, and that Assignor will warrant and defend the quiet and peaceful possession of Assignee, its successors and assigns, against all persons claiming the whole or any part thereof.

      Assignor has signed and delivered this Assignment as of the 31st day of October, 1995.

                                    Angeles Income Properties, Ltd. V, a
                                    California limited partnership

                                    By:   Angeles Realty Corporation II, a
                                          California corporation, general
                                          partner


                                          By /s/ Robert D. Long, Jr.
                                          Its CAO/Controller




STATE OF SOUTH CAROLINA )
                        ) ss.
COUNTY OF GREENVILLE    )


      The foregoing instrument was acknowledged before me this 14th day of November, 1995, by Robert D. Long, Jr., the CAO/Controller of Angeles Realty Corporation II, a California corporation, general partner of Angeles Income Properties, Ltd. V, a limited partnership under the laws of California, on behalf of the limited partnership.


                                          /s/ Antoinette M. Wolf
                                          Notary Public


Drafted by:
BRIGGS AND MORGAN, P.A. (DGG)
2200 First National Bank Building

St. Paul, Minnesota 55101
(612) 223-6636